EXHIBIT 10(m)

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY SUCH APPLICABLE STATE LAWS.

No. 006

WARRANT TO PURCHASE
SHARES OF
COMMON STOCK
OF
CLARION TECHNOLOGIES, INC.

        THIS IS TO CERTIFY that, for value received, CRAIG A. WIERDA and EMILIE D. WIERDA, husband and wife (“Wierda”), or their registered assigns, are entitled to purchase from CLARION TECHNOLOGIES, INC., a Delaware corporation (together with any successor thereto, the “Company”), at any time during the period specified in Section 1(a) hereof, Two Hundred Twenty-five Thousand (225,000) shares of Common Stock, par value of $0.001 per share, of the Company (the “Common Stock”), described in Section 1 of this Warrant, at a price of $0.0001 per share (the “Exercise Price”), subject to adjustment and contingent additional Warrants as hereinafter set forth, and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and subject to the conditions and hereinafter set forth.

        This Warrant has been issued by the Company in consideration for that certain Guaranty dated April 17, 2001, of even date herewith executed and delivered by Wierda (“Guaranty”), guaranteeing certain indebtedness of the Company to its Senior Lenders (the “Guaranteed Debt”). Pursuant to the Guaranty, Wierda has agreed to cause an irrevocable direct pay Letter of Credit to be issued within ten (10) days of the date of this Warrant to secure the Guaranteed Debt (“Letter of Credit”). Upon issuance of the Letter of Credit, the Guaranty will be cancelled and only the Letter of Credit will secure the Guaranteed Debt.

        Capitalized terms used herein without definition shall have the meanings set forth in Section 13 hereof. The Company and Holder agree that the value of this Warrant on the date of issue is Five ($0.05) per Warrant Share or that amount per Warrant Share determined by a nationally recognized investment banking firm or other firm providing similar valuation services (a “Valuation Firm” mutually acceptable to Wierda and the Company within the thirty (30) day period following the date hereof consistent with the terms of Section 16 hereof.

        1.        Exercise of Warrant.

                   (a)        Subject to the terms and conditions set forth herein, Holder shall have the right, at its option, to exercise this Warrant in whole, at any time and from time to time during the period commencing on the earlier of June 30, 2001 and the date of a Sale or Change of Control and ending on July 21, 2010 (the "Exercise Period"). To exercise this Warrant, Holder shall deliver to the Company (i) a Notice of Exercise in the form attached hereto duly completed and executed, (ii) an amount equal to the Exercise Price, and (iii) this Warrant. At the option of Holder, payment of the Exercise Price shall be made: (A) by wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (B) by certified or official bank check payable to the order of the Company, (C) by deduction from the number of shares of Common Stock otherwise to be delivered upon exercise of the Warrant that number of shares of Common Stock which has an aggregate Fair Market Value equal to the aggregate Exercise Price for all shares of Common Stock to be purchased, or (D) by any combination of the foregoing methods.

                   (b)        Upon receipt of the required deliveries, the Company shall, as promptly as practicable, cause to be issued and delivered to Holder or, subject to Section 12 hereof, the Person designated in the Notice of Exercise, a certificate or certificates representing shares of Common Stock equal in the aggregate to the number of shares of Common Stock specified in the Notice of Exercise (less any shares of Common Stock in payment of a cashless exercise pursuant to Section 1(a)(C) above). The Company shall pay all reasonable expenses and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 1.

        2.        Condition to Exercise; Reservation. Wierda expressly acknowledges that the exercise of this Warrant is conditioned upon the amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock to a number at least equal to a) the number of shares issuable upon the exercise of this Warrant plus b) the number of shares issuable pursuant to the Company’s stock option plans and upon the exercise of other outstanding warrants, options, convertible securities and other outstanding conversion rights (“Issuable Shares”). The Company hereby agrees to amend its Articles of Incorporation to increase its number of authorized shares of Common Stock to a number at least equal to the sum of the outstanding shares and the Issuable Shares and to solicit shareholder approval of such amendment at its next annual meeting of shareholders. The Company shall at all times after receiving shareholder approval and during the Exercise Period reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, a number of authorized shares of Common Stock equal to the number of shares issuable upon exercise of this Warrant.

        3.        Additional Warrants. The number of shares of Common Stock that may be purchased under this Warrant shall be subject to increase in the manner set forth below:

                   (a)        Outstanding Guaranty or Letter of Credit. If any portion of the Guaranteed Debt is outstanding at the expiration of six (6) months from the date of this Warrant, the number of shares of Common Stock that may be purchased under this Warrant shall be increased by an amount equal to the product of i) 225,000 and ii) a fraction, the numerator of which is the outstanding principal amount of the Guaranteed Debt and the denominator of which is the original principal amount of the Guaranteed Debt.

                   (b)        Payment of Guaranteed Debt. If at any time Wierda pays all or any part of the Guaranteed Debt on behalf of the Company pursuant to the terms of the Guaranty or the Letter of Credit (the "Wierda Debt"), the number of shares of Common Stock that may be purchased under this Warrant shall be increased to 450,000 shares, in the aggregate.

                   (c)        Outstanding Wierda Debt. If Company has not paid in full all of the Wierda Debt on or before May 1, 2002, the number of shares of Common Stock that may be purchased under this Warrant shall be increased to 1,000,000 shares, in the aggregate.

        4.        Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be subject to adjustment as hereafter set forth:

                   (a)        In the event that at any time the Company shall: (i) make any dividend or other distribution with respect to its Common Stock in shares of its Common Stock, or (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to such event by a fraction (A) the numerator of which shall be the total number of shares of Common Stock immediately prior to such event, and (B) the denominator of which shall be the total number of shares of Common Stock of the Company immediately after such event.

                   (b)        In the event that at any time the Company shall issue or sell any shares of Common Stock (except shares of Common Stock issued upon exercise of this Warrant) for a consideration per share less than the Fair Market Value thereof, then upon each such issuance the Exercise Price shall be adjusted to that price determined by multiplying the Exercise Price in effect immediately prior to the time of such issue or sale by a fraction (A) the numerator of which shall be the number of shares of Common Stock immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or sold would purchase at the Fair Market Value thereof on the date of such issuance or sale, and (B) the denominator of which shall be the number of shares of Common Stock immediately prior to such issuance or sale plus the number of such additional shares of Common Stock so issued or sold. The provisions of this subsection (b) shall not apply to any additional shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision for which an adjustment is provided for under subsection (a) of this Section 4.

                   (c)        In the event any shares of Common Stock shall be issued or sold for cash, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor or, if such shares of Common Stock are offered by the Company for subscription, the subscription price or, if such shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offer, the initial public offering price, in each case excluding any amount paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company in connection with such issuance or sale.

                   (d)        In the event any shares of Common Stock shall be issued or sold for a consideration other than cash, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined by the board of directors of the Company (the "Board") in the good faith exercise of their business judgment.

                   (e)        Upon any adjustment of the Exercise Price as provided in this Section 4, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable hereunder immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                   (f)        Whenever the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant is adjusted pursuant to this Section 4, the Company shall promptly deliver a notice to the holder of this Warrant setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment and the method by which such adjustment was calculated.

                   (g)        Notwithstanding anything herein to the contrary, an adjustment as provided in Section 4(b) above shall not be made if the Company issues securities (i) to employees, officers or directors of the Company to the extent approved by the Board, (ii) as payment of all or any part of the purchase price of any business or assets thereof acquired by the Company or any of its Subsidiaries, (iii) to any lender in connection with the incurrence of Indebtedness by the Company or any of its Subsidiaries, (iv) upon the exercise of any option or other right described in any of clauses (i) through (iii), (v) upon exercise of options, warrants or other agreements or rights to purchase capital stock of the Company entered into prior to the date hereof, or (vi) by means of bona fide public offerings or private placements pursuant to Section 4(2) of the Securities Act, Rule 144A, Regulation D or Regulation S thereunder of any security trading on any national securities exchange or in the over-the-counter market, or of a security directly or indirectly convertible or exchangeable for any such security, involving at least one investment bank of national reputation.

4

        5.        Mergers, Consolidations, Etc. In the case of any consolidation or merger of the Company with another entity or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such consolidation, merger, reorganization or reclassification, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may be (by virtue of such consolidation, merger, reorganization or reclassification) issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation or merger, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger shall assume by written instrument executed and delivered to Holder, the obligation to deliver to Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, Holder may be entitled to receive.

        6.        Dividends; Redemption. If the Board shall (a) declare any dividend or other distribution on the shares of the Common Stock, except by way of a stock dividend payable on all of the Common Stock, or (b) authorize the redemption or repurchase of any shares of the Common Stock, the Company shall deliver notice thereof to Holder not less than twenty (20) days prior to the record date fixed for determining shareholders entitled to participate in such dividend, distribution, redemption or repurchase, and Holder shall have the right to participate in such dividend, distribution, redemption or repurchase to the same extent Holder would have participated if it had previously fully exercised this Warrant prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 4.

        7.        Preemptive Rights. From time to time after the date hereof, the Company may issue additional shares of its capital stock (including Common Stock) or warrants or options exercisable, or securities convertible, into such capital stock (collectively, “Additional Stock”). Subject to the last Section of this Section 7, if the Company proposes to issue Additional Stock to any Person, Holder shall have the right from and after the date hereof and until the expiration of the Exercise Period, to purchase up to such number of shares of the Additional Stock that bears the same ratio to the total number of shares of such Additional Stock as the number of shares of Common Stock then owned by Holder (as determined on a Fully-Diluted Basis) bears to the aggregate number of shares of Common Stock (as determined on a Fully-Diluted Basis), upon the same price and terms of the Additional Stock proposed to be issued. The Company shall give written notice to Holder at least twenty (20) days prior to the issuance of such Additional Stock specifying in reasonable detail the reason for the proposed issuance, the terms thereof and the identity of the proposed purchaser, if any. If Holder intends to purchase a portion of the Additional Stock, such Holder shall (within fifteen (15) days following such written notice from the Company) deliver written notice of such intention to the Company. The failure of Holder to give such a notice within such time period of its intention to purchase Additional Stock shall be deemed to be a waiver of Holder’s right to purchase such Additional Stock. The closing of the purchase of such Additional Stock shall be held at such time and place as the Company shall determine, but in any event not later than fifteen (15) days following the last date in which Holder shall have given notice of its intention to exercise its rights under this Section 7. Notwithstanding the foregoing, Holder shall not have any such right to purchase Additional Stock if such Additional Stock is to be issued (i) to employees, officers or directors of the Company to the extent approved by the Board, (ii) as payment of all or any part of the purchase price or merger consideration of any business or assets thereof acquired by the Company or any of its Subsidiaries, (iii) to any lender in connection with the incurrence of Indebtedness by the Company or any of its Subsidiaries, or (iv) upon the exercise of any option or other right described in any of clauses (i) through (iii).

        8.        Dissolution or Liquidation. In the event of (a) any proposed distribution of the assets of the Company in dissolution or liquidation, (b) a Change of Control, or (c) a Sale, the Company shall mail notice thereof to Holder upon the earlier of (x) thirty (30) days prior to the consummation or completion of, and, as applicable, (y) the date of execution of a definitive agreement providing for, any of the events described in (a), (b) and (c), and shall make no dividend or distribution to shareholders until the expiration of thirty (30) days from the date of mailing of such notice.

        9.        Fully Paid Stock; Taxes. The Company covenants that the shares of capital stock represented by each and every certificate for the Common Stock to be delivered on the exercise of the purchase rights herein shall, at the time of such delivery, be duly authorized, validly issued and outstanding and fully paid and nonassessable. The Company further covenants that it shall pay all expenses in connection with the Issued Warrant Shares and the Issuable Warrant Shares. The Company will pay all documentary stamp taxes attributable to the initial issuance of the Warrant and of the Issued Warrant Shares upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Warrant certificates or any certificates for Warrant Shares in a name other than the registered holder of a Warrant certificate surrendered upon the exercise of a Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

        10.      Registration Rights Agreement. This Warrant and the Warrant Shares are subject to, and entitled to the benefits, rights and options set forth in, the Registration Rights Agreement.

        11.      Assignment. Subject to Section 12 of this Warrant, this Warrant may be assigned by surrender of this Warrant to the Company with the assignment attached to this Warrant duly executed. The assignee shall receive a new Warrant, registered in the name of such assignee or its designee and evidencing the right to purchase the Issuable Warrant Shares.

        12.      Restrictions on Transferability.

                   (a)        Neither this Warrant nor the Issued Warrant Shares shall be transferable except upon satisfaction of the conditions specified in this Section 12 (which conditions are intended to ensure compliance with the provisions of the Securities Act of 1933, as amended, and any applicable state securities laws). All transfers of this Warrant or the Issuable Warrant Shares shall comply with these conditions as if the proposed transfer were a transfer of the respective Issuable Warrant Shares.

                   (b)        Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant. Each certificate representing Issued Warrant Shares initially issued upon the exercise of any Warrant and each certificate issued to a subsequent transferee of such certificate shall bear all legends and be subject to the conditions set forth in this Warrant.

        13.      Certain Covenants.

                   (a)        Requisite Approvals. The Company shall use its best efforts to obtain all necessary or desirable approvals for the performance by the Company of this Agreement (including without limitation the obligations in Section 2 above and the adjustments set forth in Section 4) from whatsoever source required, including, but not limited to (i) at the request of Holder, the Company's shareholders at the next meeting thereof, whether annual or special, as called in the Company's discretion or otherwise in accordance with the Company's bylaws, or (ii) any governmental authority or regulatory body of the United States or of any state required in connection with the lawful issuance of the Warrant Shares.

                   (b)        Access to Records. Each Loan Party shall use its best efforts to make available all such records, including, without limitation, stock ledgers, necessary for Holder to calculate the adjustments contemplated in Section 4 hereof.

        14.      Definitions.

                   In addition to the terms defined elsewhere in this Warrant, the following terms shall have the meanings set forth below:

                   "Exercise Date" shall mean the date on which this Warrant is exercised.

                   "Fair Market Value" per share of Common Stock shall mean, at any date of determination thereof:

                   (a)        if shares of Common Stock are listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the daily closing prices for the thirty (30) trading days immediately preceding such date, excluding any trades which are not bona fide, arms' length transactions. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which shares of Common Stock are then listed, admitted to trading or traded;

                   (b)        if shares of Common Stock are not listed or admitted to trading on any national securities exchange or traded on any national market system, the average of the reported closing bid and asked prices thereof on such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if shares of Common Stock are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization; or

                   (c)        if shares of Common Stock are not listed or admitted to trading on any national exchange or traded on any national market system and if no closing bid and asked prices are then quoted or published in the over-the-counter market, the price as determined in good faith by the agreement of Holder and the Board; provided, however, that if Holder and the Board cannot agree on a price within fifteen (15) days after (as applicable) issuance of for which the Fair Market Value is being determined pursuant to Sections 4(b) or 4(d), Holder and the Board shall jointly retain a nationally recognized investment banking firm or other firm providing similar valuation services a ("Valuation Firm") experienced in the appraisal of companies which are engaged in the business of the Company and which is not an Affiliate of the Company or any shareholder thereof within seven (7) days after the expiration of such fifteen (15) day period. If the Company and Holder are unable to agree on the selection of a Valuation Firm within such seven (7) day period, the Company and Holder, within seven (7) days after expiration of such seven (7) day period, shall each select a Valuation Firm and the two Valuation Firms so selected shall jointly select a third Valuation Firm which shall make the determination of the Fair Market Value of the Common Stock. The Valuation Firm selected in accordance with the foregoing procedure shall be instructed to determine such value within fifteen (15) days after selection and any such determination shall be final and binding upon the parties. The fees and expenses for such determination made by any Valuation Firm shall be borne by the Company.

Fair Market Value of a share of Common Stock shall be determined under clause (c) by dividing the fair market value of the Company by the number of shares of Common Stock outstanding as of the date of determination, determined on a Fully-Diluted Basis. In such determination of Fair Market Value, the following specific principles shall be applied by the Valuation Firm:

(i) the Valuation Firm shall assume that all of the assets and properties of the Company are sold as a going concern, on an orderly basis (and not on a liquidation basis), at their fair market values based on an enterprise value as of the Valuation Date;

(ii) the Valuation Firm shall assume that all indebtedness of the Company is prepaid in full as of the Valuation Date (and, in doing so, disregard the amount of any prepayment penalties, yield enhancement premiums or the like) and that the Company has paid the holders of preferred stock or similar securities, if any, amounts payable thereon, the aggregate amount of which shall be taken into account in arriving at the Fair Market Value; and

(iii) the Valuation Firm shall assume that the remaining proceeds of such a sale are distributed pro rata on a Fully-Diluted Basis to the shareholders of the Company.

                   "Fully-Diluted Basis" shall mean that number of shares of Common Stock which would be outstanding, as of the date of computation, if (i) this Warrant, (ii) all other warrants, options or other rights to subscribe for, purchase or otherwise acquire Common Stock or (iii) securities (including debt securities) convertible or exchangeable for Common Stock, including the Preferred Stock, had been converted or fully exercised.

                   "Holder" shall mean Wierda or such other Person in whose name this Warrant is registered on the books of the Company maintained for such purpose.

                   "Issuable Warrant Shares" shall mean the number of shares of Common Stock issuable from time to time upon exercise of this Warrant.

                   "Issued Warrant Shares" shall mean the cumulative total of the shares of Common Stock issued from time to time as a result of all prior exercises of this Warrant.

                   "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, unincorporated organization, association, corporation, trust, institution, entity or government.

                   "Public Offering" shall mean any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933 as then in effect, or any comparable statement under any similar federal statute then in force.

                   "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated July 21, 2000, as amended by that Certain Waiver, Consent and First Amendment to Senior Subordinated Loan Documents dated as of April 17, 2001, by and between the Company, William Blair Mezzanine Capital Fund III, L.P., Wierda and certain holders, as amended, supplemented, restated or otherwise modified from time to time, in compliance with the terms thereto.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as in effect from time to time.

                  "Warrant" means this Warrant and all warrants hereafter issued in exchange or substitution for this Warrant.

                  "Warrant Shares" shall mean the Issued Warrant Shares and the Issuable Warrant Shares.

        15.      Replacement Warrants. If this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant.

        16.      Valuation of Warrant. Promptly after the date hereof, the Company shall have engaged McDonald & Co. or another nationally recognized investment banking firm or other firm providing similar valuation services (a “Valuation Firm”) mutually acceptable to Wierda and the Company to determine the fair market value of the Warrant, at the Company’s sole cost and expense. The Company will use its reasonable best efforts and Wierda will cooperate in enabling the Company to so engage a Valuation Firm and to establish the fair market value of the Warrant within thirty (30) days of the date hereof using valuation methods and criteria reasonably acceptable to both the Company and Wierda.

        17.      Warrant Holder Not a Shareholder. This Warrant does not confer upon Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

        18.      Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant shall be in writing and shall be delivered pursuant to the notice provisions of the Loan Agreement.

        19.      Severability. Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective under applicable law, but if any provision of this Warrant is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

        20.      Survival. Notwithstanding anything to the contrary contained herein, the provisions of Sections 7 and 13 hereof shall survive the exercise of this Warrant in full by Holder and shall continue to be in full force and effect and inure to the benefit of the shareholders owning the Issued Warrant Shares until such time as there are no longer outstanding any Issued Warrant Shares.

        21.      Captions:  Governing Law. The descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal law of the State of Michigan without giving effect to any choice of law or conflict of law provision or rule.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by a duly authorized officer and to be dated this 20th day of April, 2001.

CLARION TECHNOLOGIES, INC. By: /s/ Greg Bego Greg Bego, Acting Chief Financial Officer

EXERCISE

CLARION TECHNOLOGIES, INC.

        The undersigned, __________________________________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____________ shares of Common Stock of Clarion Technologies, Inc. covered by the Warrant described herein.

Dated:

Signature:____________________________________________________ Address:_____________________________________________________

ASSIGNMENT

        FOR VALUE RECEIVED ____________________________________ hereby sells, assigns and transfers unto ____________________________________ the Warrant described herein and all rights evidenced thereby and does irrevocably constitute and appoint _____________________, attorney, to transfer such Warrant on the books of the within named corporation.

Dated:

Signature:____________________________________________________ Address:_____________________________________________________ _____________________________________________________